                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a-12


                      UNIVEST CORPORATION OF PENNSYLVANIA
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
    Set forth the amount on which the filing fee is calculated and state how it was determined.

                   [LOGO]           UNIVEST
                                    -------
                          CORPORATION OF PENNSYLVANIA


                                                            14 North Main Street
                                                   Souderton, Pennsylvania 18964


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 10, 2001
                                 --------------


TO THE HOLDERS OF COMMON STOCK:

      The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 10, 2001, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

      Univest's Board of Directors recommends a vote:

      1. FOR the election of four Class II directors for a three-year term expiring in 2004.

      2. FOR the election of two alternate directors for a one-year term expiring in 2002.

      3.   FOR the approval of Amendment No. 2 to the Long-Term Incentive Plan.

      4. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 2001.

      Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

      The close of business on March 2, 2001, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

      The accompanying proxy statement forms a part of this notice.

      SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

      IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                              By Order of the Board of Directors
                                                                MARVIN A. ANDERS
                                                                        CHAIRMAN

                                                                NORMAN L. KELLER
March 8, 2001                                                          SECRETARY

                                 PROXY STATEMENT

      Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

      The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 10, 2001, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 8, 2001. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

      The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

      Univest's Board of Directors recommends a vote:

      1. FOR the election of the four Class II directors nominated by the Board for a three-year term.

      2. FOR the election of the two alternate directors nominated by the Board for a one-year term.

      3.   FOR the approval of Amendment No. 2 to the Long-Term Incentive Plan.

      4. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 2001.

      The Board of Directors has fixed the close of business on March 2, 2001, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 2, 2001, there were issued 8,207,496 and 7,173,518 outstanding shares of Common Stock (exclusive of 1,033,978 shares held as treasury stock which will not be voted).

      Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

      Union National Bank and Trust Company of Souderton holds 1,480,919 shares or 20% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

      As of February 9, 2001, executive officers, directors, and nominees for Class II Directors and Alternate Directors as a group beneficially owned 963,707 shares of the Corporation's Common Stock. The group consists of 16 persons.

      A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2000, has been mailed to each shareholder of record on March 2, 2001. The Annual Report is not a part of the proxy soliciting material.


                              ELECTION OF DIRECTORS

      The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class II Directors to be elected for a three-year term expiring in 2004 and a pool of two Alternate Directors for a one-year term expiring in 2002.

      Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.


NOMINEES: *

      The following information, as of February 9, 2001, is provided with respect to the nominees for election to the Board.




                                                                                                           SHARES OF
                                                                                                         COMMON STOCK
NAME, AGE & YEAR OF                                                                                       BENEFICALLY
ELECTION AS DIRECTOR**                                 BUSINESS EXPERIENCE                              OWNED 2/09/01***

CLASS II (TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING 2004):

James L. Bergey  65  (1984)               President, Abram W. Bergey and                                   14,685(1)
                                              Sons, Inc. (Floor Coverings)

Clair W. Clemens  70  (1984)              Retired, Hatfield Quality Meats, Inc.                            10,313
                                              (Pork Processing)

Charles H. Hoeflich  86  (1962)           Chairman Emeritus of the Corporation                            236,710

John U. Young  62  (1988)                 President, Alderfer, Inc.                                         8,925
                                              (Meat Processing)



ALTERNATE DIRECTORS (TO BE ELECTED FOR A ONE-YEAR TERM EXPIRING 2002):


Richard W. Godshall  67  (1999)           Physician, Upper Bucks Orthopaedic Association
                                                                                                            2,048

Margaret K. Zook  55  (1999)              Administrator, Souderton Mennonite Homes                            408
                                              (Retirement Community)

THE FOLLOWING DIRECTORS ARE NOT SUBJECT TO ELECTION NOW AS THEY WERE ELECTED IN PRIOR YEARS FOR TERMS EXPIRING IN FUTURE YEARS.




CLASS III (CONTINUING FOR A TERM EXPIRING 2002):

Marvin A. Anders  61  (1996)           Chairman of the Corporation                                        138,745(2)
                                             and Chairman of Union National Bank
R. Lee Delp  54  (1994)                President and CEO, Moyer Packing Company, Inc.                       4,314
                                             (Beef Packers and Renderers)
H. Ray Mininger  60  (1995)       **** President, H. Mininger & Son, Inc.                                   7,240
                                             (General Contractor)
P. Gregory Shelly  55  (1985)          President, Shelly Enterprises, Inc.                                 49,222(3)
                                             (Building Materials)


CLASS I (CONTINUING FOR A THREE-YEAR TERM EXPIRING 2003):

William S. Aichele  50  (1990)         President and CEO of the Corporation and                           114,473(4)
                                             President and CEO of Union National Bank

Norman L. Keller  63  (1974)           Executive Vice President of the                                     35,309(5)
                                             Corporation and President and CEO of
                                             Pennview Savings Bank

Thomas K. Leidy  62  (1984)            Chairman & President, Leidy's, Inc.                                156,511(6)
                                             (Pork Processing)

Merrill S. Moyer  66  (1984)           Retired Chairman of the Corporation and                            166,196(7)
                                             Retired Chairman of Union National Bank

-------------------------

* All nominees now are directors or alternate directors respectively. All nominees are non-management directors.
** Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.
*** The shares Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST with the exception of Charles H. Hoeflich (3.30%).

**** Harold M. Mininger retired as a director in 2000 and the Board of Directors elected Alternate Director H. Ray Mininger to fill the unexpired term as a Class III Director.
(1) Includes 732 shares owned by a member of Mr. Bergey's family. He disclaims beneficial ownership of these shares.
(2) Includes 92,250 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 20,359 shares owned by a member of his family. He disclaims beneficial ownership of these shares.
(3) Includes 18,445 shares owned by members of Mr. Shelly's family. He disclaims beneficial ownership of these shares.
(4) Includes 92,250 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee. He disclaims beneficial ownership of these shares.
(5) Includes 24,307 shares owned by members of Mr. Keller's family. He disclaims beneficial ownership of these shares.
(6) Includes 92,250 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 4,204 shares owned by a member of his family, and 19,672 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.
(7) Includes 92,250 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 24,819 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

      Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. The Corporation does not have knowledge of any untimely filing.

ADOPTION OF AMENDMENT NO. 2 TO THE LONG-TERM INCENTIVE PLAN

      On February 24, 1993, the Board of Directors of the Corporation adopted the Univest 1993 Long-Term Incentive Plan and allocated 78,425 shares of common stock of the Corporation, par value $5 per share, subsequently increased to 196,063 shares due to stock dividends in 1993 and 1996, to be reserved for granting thereunder, of which 98,031 shares may be granted for incentive stock options. The shareholders of the Corporation approved the 1993 Long-Term Incentive Plan at the 1993 Annual Meeting of Shareholders on April 13, 1993.

      On November 27, 1996, the Board of Directors adopted Amendment No. 1 to the 1993 Long-Term Incentive Plan, which Amendment No. 1 increases the number of shares of common stock of the Corporation, $5 par value per share, to be reserved for granting thereunder to 250,000 shares, of which 125,000 may be granted for awards of incentive stock options. The shareholders of the Corporation approved Amendment No. 1 to the 1993 Long-Term Incentive Plan at the 1997 Annual Meeting of Shareholders on April 8, 1997, increasing the number of options authorized to 250,000 shares. The number of shares authorized, automatically increased to 525,000 shares due to a 100% stock dividend in 1998 and a 5% stock dividend in 2000.

      On November 22, 2000, the Board of Directors adopted Amendment No. 2 to the 1993 Long-Term Incentive Plan, which Amendment No. 2 increases the number of shares of common stock of the Corporation, $5 par value per share, to be reserved for granting thereunder by 275,000 shares to 800,000 shares which may be granted for awards of incentive stock options, subject to the approval of the shareholder. The increase will make 308,731 shares available as Incentive Stock Options. The Board of Directors seeks the approval of the shareholders with respect to the adoption of Amendment No. 2 of the 1993 Long-Term Incentive Plan.

      The purposes of the 1993 long-term incentive plan are (i) to enable eligible employees of the corporation to own shares of common stock of the company, and have a mutuality of interest with other shareholders; and (ii) to enable the corporation to attract, retain, and motivate key employees of particular merit.

                    COMPENSATION AND ADDITIONAL INFORMATION

      The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL
                                                               COMPENSATION
                                                  --------------------------------------         LONG-TERM
                                                                                                COMPENSATION
                                                                                                -------------
                                                                                                 SECURITIES      ALL OTHER
                                                                               OTHER ANNUAL      UNDERLYING        COMPEN-
NAME AND PRINCIPAL POSITION                    YEAR      SALARY        BONUS   COMPENSATION     OPTIONS/SARS       SATION
---------------------------------------------------------------------------------------------------------------------------
                                                           ($)          ($)       ($)(1)             (#)           ($)(2)
---------------------------------------------------------------------------------------------------------------------------

William S. Aichele ..........................  2000     $250,000     $105,000     $12,827          13,500          $47,289
President and CEO of Univest                   1999      220,000       51,975       3,500          25,000           27,839
Corporation and President                      1998      190,000       41,800       3,500            --             27,639
and CEO of Union National Bank

Marvin A. Anders ............................  2000     $161,000     $ 42,263     $ 2,165           7,500          $16,830
Chairman of Univest Corporation                1999      146,000       30,660       1,550          10,000           16,426
and Chairman of Union National Bank            1998      135,000       29,700         775            --             16,800

Norman L. Keller ............................  2000     $145,000     $ 38,063     $ 3,986           3,000          $34,350
Executive Vice President of Univest            1999      142,500       29,925       2,592           4,250           34,275
Corporation and President and                  1998      140,000       30,800       1,764            --             34,200
CEO of Pennview Savings Bank

Wallace H. Bieler ...........................  2000     $140,000     $ 36,750     $ 1,500           5,000          $20,441
Executive Vice President and CFO of            1999      130,000       27,300       1,550           7,500           20,141
Univest Corp. and Exec. Vice President         1998      120,000       26,400        775             --             19,841
and CFO of Union National Bank

K. Leon Moyer ...............................  2000     $130,000     $ 34,125      $1,200           5,000          $ 5,420
Executive Vice President of Univest            1999      120,000       22,050        -0-            7,500           23,465
Corp.and Executive Vice President of           1998      105,000       17,325        -0-             -0-            23,150
Union National Bank



(1) Includes use of company car, personal tax preparation services, and country club membership dues.
(2) The amount and type of All Other Compensation" are reported in Schedule 1 below.

SCHEDULE (1)      -- ALL OTHER COMPENSATION 2000:


                                                                                        SUPPLEMENTAL
                                                                                        PENSION PLAN
                                    NAMED EXECUTIVE                   401(K)          CONTRIBUTION (A)           TOTAL
                                    ---------------------------------------------------------------------------------------
                                    William S. Aichele                $5,250               $42,039              $47,289
                                    Marvin A. Anders                  $4,830               $12,000              $16,830
                                    Norman L. Keller                  $4,350               $30,000              $34,350
                                    Wallace H. Bieler                 $4,200               $16,241              $20,441
                                    K. Leon Moyer                     $3,900               $ 1,520              $ 5,420
                                    (A)  Also includes additional social security medical contributions.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES                  VALUE OF
                                                                                 UNDERLYING                 UNEXERCISED
                                                                                 UNEXERCISED               IN-THE-MONEY
                                                                               OPTIONS/SARS AT            OPTIONS/SARS AT
                                                                                 FY-END (#)                 FY-END ($)

                           SHARES
                        ACQUIRED ON                VALUE                       EXERCISABLE(E)             EXERCISABLE(E)
NAME                     EXERCISE *               REALIZED **                 UNEXERCISABLE(U)           UNEXERCISABLE(U)
---------------------------------------------------------------------------------------------------------------------------
William S. Aichele         - 0 -                - 0 -                           13,125 (E)                 $98,281 (E)
                                                                                39,750 (U)                      --

Marvin A. Anders           - 0 -                - 0 -                            6,126 (E)                  45,872 (E)
                                                                                18,000 (U)                      --

Norman L. Keller           - 0 -                - 0 -                            9,188 (E)                  68,800 (E)
                                                                                 7,462 (U)                      --

Wallace H. Bieler           750                $7,875                            6,825 (E)                  51,106 (E)
                                                                                12,875 (U)                      --

K. Leon Moyer              - 0 -                - 0 -                            1,749 (E)                  13,096 (E)
                                                                                12,875 (U)                      --



* The Company has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Company stock having an equivalent value. This exchange allows the executives to exercise their options without having to pay the exercise price in cash. However, it will result in the executives acquiring less shares than the number of options exercised. One of the named executives utilized this program in 2000.

** "Value Realized" is calculated by subtracting the exercise price from the fair market value as of exercise date. Fair market value is calculated as the mean of the highest and lowest selling prices of the stock on the New York Stock Exchange.

                                UNIVEST CORP. OF
                                  PENNSYLVANIA
                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (THE COMPENSATION COMMITTEE") FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WAS COMPRISED OF FIVE MEMBERS APPOINTED BY THE BOARD OF DIRECTORS: JAMES L. BERGEY, R. LEE DELP, CHARLES H. HOEFLICH, WHO FORMERLY SERVED AS CHAIRMAN OF UNIVEST CORPORATION, THOMAS K. LEIDY, AND MERRILL S. MOYER, WHO FORMERLY SERVED AS CHAIRMAN OF UNIVEST CORPORATION.

THE COMPENSATION COMMITTEE REVIEWS AND APPROVES THE ANNUAL COMPENSATION OF THE CORPORATION'S EXECUTIVE OFFICERS AND OTHER KEY MANAGEMENT PERSONNEL. IN ADDITION, THE COMPENSATION COMMITTEE ESTABLISHES POLICIES AND GUIDELINES FOR OTHER BENEFITS AND ADMINISTERS COMPENSATION AND CERTAIN OTHER BENEFIT PLANS, INCLUDING THE AWARD OF STOCK AND STOCK OPTIONS. THE COMPENSATION COMMITTEE IS ASSISTED IN MAKING COMPENSATION DECISIONS BY THE CORPORATION'S MANAGEMENT AND THE CORPORATION'S INDEPENDENT PROFESSIONAL COMPENSATION CONSULTANTS.


EXECUTIVE COMPENSATION POLICY

      The principal objective of the Corporation is to maximize shareholder value through the development and enhancement of the Corporation's business operations. To further that objective, the Corporation's executive compensation program is designed to:

      o Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

      o Reinforce strategic performance objectives through the use of compensation programs.

      o Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision making.

      o Require executives to achieve substantial levels of ownership of Corporation stock in order to better align the executives' interests with those of the shareholders through a variety of plans.

      o Compensation has been and will continue to be tax deductible.

      An executive's total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Compensation Committee.


BASE SALARY COMPENSATION

      The Compensation Committee's approach is to offer competitive salaries in comparison with market practices. The Compensation Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Compensation Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

      The Compensation Committee makes salary decisions in a structured annual review. The Compensation Committee considers decision-making responsibilities, experience, work performance, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the Compensation Committee has, from time to time, enlisted the assistance of independent compensation consultants.

IRC (S) 162(M)

      Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Corporation and the Compensation Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Corporation's tax deduction with respect to any affected compensation.

ANNUAL INCENTIVES

      Univest established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures (Return on Assets) and related targets for the plan are set forth the preceding fiscal year by the Compensation Committee. For executive officers, other than the CEO, consideration is given to the overall corporate performance and performance of the specific areas of the Corporation under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

      The average bonus earned under the Plan in 2000 by the four executive officers at year-end other than the CEO (which appear in the summary compensation table) was 26% of their base salaries. For the executive officers, excluding the CEO, payments ranged from $34,000 to $ 42,000 and were indicative of the strong performance demonstrated by the Corporation and the individuals. With respect to performance, Return on Assets for 2000 was 1.51%, reflecting continued strong financial performance.

LONG-TERM INCENTIVES

      The Univest Long-Term Incentive Plan was implemented in 1993 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in Univest. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

      Participation in the Long-Term Incentive Plan is determined by the Committee. The Committee may grant either stock options or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends in its stock. The Committee continues to believe that shareholders benefit from a greater emphasis on encouraging management to own Company Stock. In order to strengthen the mutuality of interests between shareholders and management, the Committee has granted new options to employees who can have a positive impact on Univest's performance in the near future.

      Univest provides non-qualified pension plans for certain executive officers, including the individuals named in the Summary Compensation Table. During 2000, Univest purchased bank-owned life insurance arrangements to fund future obligations under these non-qualified pension plans.

      The non-qualified pension plans provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits.

FUTURE AWARD DETERMINATION

      The Committee will continue to reassess Univest's executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2001 and beyond.

CEO COMPENSATION

      The salary paid to William S. Aichele in 2000 was increased to $250,000 compared with $220,000 in 1999. This increase in base salary was provided to better align Mr. Aichele with the CEOs of the peer group. Mr. Aichele's bonus award for 2000 was $105,000. This award represented 42% of his base salary and was determined based on Univest's achievement of annual performance measures including return on assets performance and individual performance.

CONCLUSION

      Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

UNIVEST CORPORATION COMPENSATION COMMITTEE

James L. Bergey
R. Lee Delp
Charles H. Hoeflich
Thomas K. Leidy
Merrill S. Moyer

NON-MANAGEMENT DIRECTOR COMPENSATION:

      Each non-employee Director or Alternate Director is paid an annual retainer fee of $8,500. Each non-employee Director or Alternate Director receives a fee of $700 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $600 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $400 to $500 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:

      All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the Supplemental Retirement Plan (the Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 2001) are estimated as follows:



                                                                 YEARS OF SERVICE
      HIGHEST         -----------------------------------------------------------------------------------------------------
    CONSECUTIVE            20             25             30            35             40            45             50
    5-YEAR AVG.       -----------------------------------------------------------------------------------------------------
      SALARY
    $150,000           $ 48,870       $ 53,588       $ 58,305       $ 63,023      $ 66,773       $ 70,523      $ 74,273
     200,000             66,370         72,963         79,555         86,148        91,148         96,148       101,148
     250,000             83,870         92,338        100,805        109,273       115,523        121,773       128,023
     300,000            101,370        111,713        122,055        132,398       139,898        147,398       154,898
     350,000            118,870        131,088        143,305        155,523       164,273        173,023       181,773

Assuming Retirement as of January 1, 2001

- Benefit limit under IRC section 415:           not reflected
- Maximum recognizable compensation:             not reflected

      The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), William S. Aichele, Norman L. Keller, Marvin A. Anders, Wallace H. Bieler, and K. Leon Moyer respectively, have forty-four, forty-one, forty-seven, forty-five, and forty-four years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

      A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retire-ment death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

      On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $306,403 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

      Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

      During 2000, the Corporation and its subsidiaries paid $707,942 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, Director, is president of H. Mininger & Son, Inc. Abram W. Bergey & Sons, Inc. was paid $105,772 for carpet and flooring work at various office locations on substantially the same terms as available from others. James L. Bergey, Director, is President of Abram W. Bergey & Sons, Inc.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee (Committee")oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the

Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in the written disclosures required by the Independent Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with the Corporation internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held four meetings during the fiscal year 2000 which were attended by all members.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

      All members of the Audit Committee are independent in the fact that they are not employees of Univest Corporation and have no other direct business relationship to the Corporation other than as outside directors within the prior three-years, except Merrill S. Moyer, who retired June 30, 1999, and will not be classified as independent until June 30, 2002. Although the Corporation is not subject to the rules and regulations of the New York Stock Exchange (NYSE"), NYSE regulations, which were used in determining independence of officers, provide that prior officers of a corporation will be deemed independent three years after they cease to be officers, and the Corporation has elected to adopt this standard of independence. At the regular Board of Directors meeting September 27, 2000, it was unanimously resolved to have Merrill S. Moyer continue to serve as chairman of the Audit Committee, due to his long-term active role and knowledge of the functioning of the Corporation. This exception is provided for within the NYSE regulations.

      A copy of the Audit Committee Charter is attached as Exhibit A.

UNIVEST AUDIT COMMITTEE

Merrill S. Moyer, Chairman
William G. Morral
P. Gregory Shelly
John U. Young

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for the current fiscal year. Fees for the last annual audit were $154,000 and all other fees were $354,490, including audit related services of $277,000 and non-audit services of $77,490. Audit related services include fees for the Retirement Plan and Deferred Salary Savings Plan audits, internal audit, and regulatory audits.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      The audit committee and the board of directors recommend the shareholders vote "FOR" such ratification.

EXHIBIT A:

                             AUDIT COMMITTEE CHARTER
ORGANIZATION

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall be independent of management and the corporation, unless otherwise determined by the Board of Directors. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the corporation. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the corporation's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the corporation. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the corporation and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

      The primary responsibility of the audit committee is to oversee the corporation's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate tone" for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

      o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the corporation's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the corporation and the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of non-audit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the corporation's independent auditors, subject to shareholders' approval.

      o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the corporation's system to monitor and manage business risk, and legal and ethical compliance programs.
         Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

      o The committee shall review the interim financial statements with management and the independentauditors prior to filing the corporation's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.


      o The committee shall review with management and the independent auditors the financial statements to be included in the corporation's annual report on form 10-k, including their judgement about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*


         AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE NASDAQ BANKS INDEX



           [chart of COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*]


                                                  CUMULATIVE TOTAL RETURN
                               ----------------------------------------------------------
                                   12/95     12/96    12/97    12/98    12/99    12/00
UNIVEST CORPORATION               100.00    114.41   198.02   222.79   172.36   164.42
NASDAQ STOCK MARKET (U.S.)        100.00    123.04   150.69   212.51   394.92   237.62
NASDAQ BANK                       100.00    132.04   221.06   219.64   211.14   241.08


 * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX--
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

          The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the securities act of 1933 or the Securities Exchange Act of 1934, except to the extent that univest specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS' MEETINGS AND COMMITTEES

      UNIVEST's Board of Directors met twelve times during 2000. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

SHAREHOLDER PROPOSALS

      Proposals by shareholders which are intended to be presented at the Corporation's 2002 Annual Meeting must be received by the Corporation no later than November 15, 2001, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

      According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS:

      The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

      SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.

                                              By Order of the Board of Directors

Souderton, Pennsylvania

                                                                MARVIN A. ANDERS
March 8, 2001                                                           CHAIRMAN

                                                                NORMAN L. KELLER
                                                                       SECRETARY

[LOGO]  UNIVEST
        -------
        CORPORATION OF PENNSYLVANIA
                                                     PROXY
14 North Main Street, Souderton, Pennsylvania 18964  and Voting Instruction Card



         UNIVEST'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 and 4.

                                                                            FOR       WITHHELD

1.   Election of Four Class II Directors James L. Bergey, Charles H.
     Hoeflich, Clair W. Clemens, John U. Young                              / /          / /


FOR, EXCEPT VOTE WITHHELD FOLLOWING NOMINEE(S):
----------------------------------------------------------------------------------------------


                                                                               FOR    WITHHELD
2.   Election of Two Alternate Directors Richard W. Godshall and Margaret K.   / /     / /
     Zook


FOR, EXCEPT VOTE WITHHELD FOLLOWING NOMINEE(S):
----------------------------------------------------------------------------------------------


                                                                              FOR      AGAINST
3.   Approval of an Amendment No. 2 to the Long-Term Incentive Plan           / /       / /


                                                                              FOR      AGAINST
4.   Election of Ernst & Young LLP as Independent Certified Public Accountant
     for 2001                                                                 / /        / /



Signature(s):_____________________  _____________________     Date _____________

NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation, partnership, or as attorney, agent, or in another representative capacity.

                              FOLD AND DETACH HERE

[LOGO]UNIVEST
      -------
14 North Main Street, Souderton, Pennsylvania, 18964

                                      PROXY
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 10, 2001

The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 10, 2001, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.

The top (shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN, and DATE the CARD, and then DETACH, and RETURN the completed card PROMPTLY in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

The signature(s) should be exactly as the name(s) appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF UNIVEST CORPORATION OF PENNSYLVANIA
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 10, 2001.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 8, 2001, hereby appoints Harold F. Detweiler and Gerald G. Dunlap, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the Corporation") that the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are James L. Bergey, Charles H. Hoeflich, Clair W. Clemens, and John U. Young), FOR the election of the nominees for Alternate Director (those nominees are Richard W. Godshall, and Margaret K. Zook), FOR the approval of Amendment No. 2 to the Long-Term Incentive Plan, and FOR the selection of Ernst & Young LLP as the Corporation's Independent Certified Public Accountant for 2001.

Please complete, sign, and date this Card on the reverse side and return it promptly in the enclosed reply envelope.

                             FOLD AND DETACH HERE